Exhibit 99.1

For Immediate Release

Local Corporation Reports First Quarter 2013 Financial Results

Company reports positive cash flow from operations one quarter earlier than forecasted

IRVINE, Calif., May 9, 2013 — Local Corporation (NASDAQ: LOCM), a leading online local media company, today reported its financial results for the first quarter 2013.

“As previously announced, we achieved positive cash flow from operations a quarter ahead of schedule, due to solid gross margin expansion in the first quarter. We remain on track to grow our revenues sequentially while keeping operating expenses about flat, resulting in projected sequential adjusted EBITDA and EPS growth,” said Heath Clarke, Local Corporation chairman and CEO. “We completed a small financing in order to strengthen our cash position so that we can focus on specific growth opportunities within our Network business. Overall, we believe our combination of intellectual property, experience and know-how, leave us well-positioned to thrive in local search as well as capitalize on the rapidly emerging mobile local search ecosystem.”

SUMMARY RESULTS

(in thousands, except per share amounts)

	Q1 2013	Q4 2012	Q1 2012
Consumer Properties:
Owned & Operated	$12,987	$12,450	$17,973
Network	8,283	7,636	4,214
Business Solutions	485	812	2,845

Revenue	$21,755	$20,898	$25,032

Adjusted EBITDA*	$605	$(924)	$7
Plus interest and other income (expense), net	(842)	(100)	(97)
Less (provision) benefit for income taxes	(72)	9	(55)
Less non-cash depreciation, amortization and stock compensation	(1,810)	(2,295)	(2,511)
Less gain (loss) on revaluation of warrants	5	30	(58)
Less net loss from discontinued operations	—	(201)	(393)
Less LEC reserve	—	(1,407)	—
Plus gain on sale of Rovion	—	1,458	—
Less Spreebird impairment charge	—	(4,100)	—
Less finance related charges	(236)	—	—
Less accrual for lease liability	(256)	—	—
Less severance charges	(747)	(361)	(95)

GAAP net loss	$(3,353)	$(7,891)	$(3,202)

Diluted Adjusted EBITDA per share*	$0.03	$(0.04)	$0.00
Diluted GAAP net loss per share	$(0.15)	$(0.36)	$(0.14)
Diluted weighted average shares used for Adjusted EBITDA per share	22,687	22,131	22,219
Diluted weighted average shares used for GAAP net loss per share	22,564	22,131	22,083
Cash	$3,067	$3,696	$6,787

*	See detailed reconciliation of GAAP to non-GAAP measures in the financial tables attached to this release.

First Quarter Results Highlights:

“We were pleased to see revenue growth coupled with margin expansion during the quarter. Our first quarter gross margin was 28 percent, up four points from the prior quarter. In addition, we improved our liquidity by returning to positive cash flow from operations, coupled with a $5 million convertible note offering that closed in April 2013,” added Ken Cragun, Local Corporation chief financial officer.

•

Revenue – First quarter 2013 revenue of $21.8 million represents an increase of 4 percent over fourth quarter 2012 revenue of $20.9 million and a 13 percent decrease over first quarter 2012 revenues of $25.0 million.

•

GAAP Net Loss – First quarter 2013 GAAP Net Loss was $3.4 million, or ($0.15) per diluted share, compared to a fourth quarter 2012 GAAP Net Loss of $7.9 million, or ($0.36) per diluted share. The first quarter 2013 GAAP net loss included a loss on the exchange of warrants of $723,000, finance related charges of $236,000, an accrual of $256,000 for a lease liability, and $747,000 in severance related charges.

•

Adjusted EBITDA – The company reported positive Adjusted EBITDA for the first quarter 2013 of $605,000, or $0.03 per diluted share, as compared to fourth quarter 2012 negative Adjusted EBITDA of ($924,000), or ($0.04) per diluted share.

Adjusted EBITDA is defined as net income (loss) excluding: provision for income taxes; interest and other income (expense), net; depreciation; amortization; stock-based compensation charges; gain or loss on warrant revaluation; net income (loss) from discontinued operations; gain on sale of Rovion; impairment charges; LEC receivables reserve; finance related charges; accrued lease liability; and severance charges.

An explanation of the company’s use of non-GAAP financial measures, including the limitations of such measures relative to GAAP measures, is included below and reconciliation between GAAP and non-GAAP measures, where appropriate, is included in the financial tables attached to this release.

•

Cash – The company’s cash balance was $3.1 million as of March 31, 2013, down $629,000 from Dec. 31, 2012 cash balance. During the first quarter 2013, the company had positive cash flow from operations of $1.1 million, offset by cash used for capital expenditures of $635,000 and a $1.0 million repayment of the line of credit.

•	Debt – On March 31, 2013, the company had borrowings of $9.0 million outstanding under its Square One Bank credit facilities.

First Quarter 2012 Operating Highlights:

•

Record Overall, Organic and Mobile Traffic – Overall traffic on the site and network was a record 106 million monthly unique visitors (MUVs) in the first quarter 2013, up 6 percent from fourth quarter 2012 traffic, and up 13 percent from the year ago period. Organic traffic on the site and network was a record 49 million MUVs in the first quarter 2013, up 9 percent from the fourth quarter 2012, and up

42 percent from the year ago period. Organic traffic is defined as all non-SEM sourced traffic. Overall mobile traffic was 32 million MUVs in the first quarter 2013, up 28 percent from the fourth quarter 2012, and up 167 percent from a year ago period.

•	Ceased Direct Sales– In January 2013, the company ceased its direct sales efforts for its SMB products.

•

Warrant Repricing and Exchange – On Feb. 7, 2013, the company repriced warrants to purchase 615,080 shares of its common stock with an exercise price of $8.09 per share to an exercise price of $2.10 per share. On Feb. 28, 2013, the company exchanged the warrants to purchase 615,080 shares of its common stock for 430,561 shares of its common stock. The warrant exchange resulted in a non-cash charge of $723,000, included in interest and other income (expense), net.

•

Completed $5.0 Million Convertible Note Financing – On April 11, 2013, the company completed a $5.0 million convertible note financing with two investors. The convertible notes bear interest at 7 percent per year and are convertible into the company’s common stock at $2.01 per share. In connection with the sale of convertible notes, the company also issued to the investors warrants to purchase 746,268 shares of common stock at an exercise price of $2.01 per share. The convertible notes mature on April 11, 2015 and the warrants are exercisable through April 11, 2018.

Consumer Properties:

Owned & Operated (O&O):

•

Revenue – First quarter 2013 total revenue related to the O&O business unit was $13.0 million, down 28 percent from first quarter 2012 O&O revenue of $18.0 million, and up 4 percent from fourth quarter 2012 O&O revenue of $12.5 million.

•

Monetization of Traffic – Revenue per thousand visitors (RKV) for first quarter 2013 was $215, down 7 percent from fourth quarter 2012 RKV of $230, and down 25 percent from first quarter 2012 RKV of $285. This decline was primarily due to ad policy changes and declining revenue per click trends of a major ad supplier.

Network:

•

Revenue – First quarter 2013 total revenue related to the Network business unit was $8.3 million, up 9 percent from the $7.6 million Network revenue recorded in the fourth quarter 2012, and up 98 percent from the $4.2 million Network revenue recorded in the first quarter 2012.

•

Network Revenue ex-TAC – First quarter 2013 total Network revenue ex-TAC was $ 4.1 million, up 5 percent from the $3.9 million Network revenue ex-TAC recorded in the fourth quarter 2012, and up 67 percent from the $2.7 million Network revenue ex-TAC recorded in the first quarter 2012.

Network Revenue ex-TAC is defined as GAAP Network revenue less network traffic acquisition cost. An explanation of the company’s use of non-GAAP financial measures, including the limitations of such measures relative to GAAP measures, is included below, and reconciliation between GAAP and non-GAAP measures, where appropriate, is included in the financial tables attached to this release.

•	Network Sites – The Network business unit ended the first quarter 2013 with over 1,200 regional media sites.

Business Solutions:

•

Revenue – First quarter 2013 revenue was $485,000, down 40 percent from fourth quarter 2012 revenue of $812,000 and down 83 percent from first quarter 2012 revenue of $2.8 million. The reduction was primarily due to the phasing out of LEC billed subscription customers, as well as the company’s decision to cease its direct sales efforts of its SMB products.

Recent News Highlights:

•

Mobile Pay-Per-Call Patent Granted – On Jan. 22, 2013, the company was granted a patent which covers a mobile pay-per-call Enhanced Directory Assistance (EDA) method or system. This is the company’s third issued EDA-related patent. The patent describes an EDA method and/or system that uses wireless messaging protocols to receive keyword search data associated with a directory service request and matches it with a relevant advertiser associated with the keyword search. The company continues to develop its patent monetization strategy.

•

Launch of Fusion by Local – During the first quarter, the company launched “Fusion by Local” a new premium ad network for advertisers and brand marketers seeking to engage with targeted local audiences in markets across the United States.

•	Record First Quarter Organic and Mobile Traffic – The company reached record organic traffic of 49 million MUVs and record mobile traffic of 32 million MUVs during the first quarter.

•	“Best Mobile App” Award – The company’s Local.com mobile app for iOS® and Android™ enabled devices won a 2013 Internet Advertising Competition “Best Mobile App” Award.

Fiscal 2013 Financial Guidance:

The company reiterates its previous financial guidance.

Revenue – The company expects 2013 revenue of between $93 million and $95 million, which at the mid-point, is an increase of 12 percent, over the fourth quarter 2012 exit run rate.

Adjusted EBITDA – Positive Adjusted EBITDA for 2013 is expected to be at least $5 million an increase from the ($553,000) negative Adjusted EBITDA in 2012.

Projected 2013 Adjusted EBITDA Factors:

•	Interest and Other Income (Expense), net of $1.1 million

•	Income Tax Provision of $200,000

•	Depreciation Expense of $4.5 million

•	Amortization Expense of $1.3 million

•	Stock Compensation Expense of $3.8 million

•	Severance and Non-Recurring Charges of $1.2 million

•	Warrant Revaluation Expense and Other items are undeterminable, but may be significant non-cash gains or losses**

**	The valuation of the warrant liability is based in large part on the underlying price and volatility of our common stock during the period. Since we cannot predict this, we cannot project the non-cash gain or loss in connection with these warrants, and therefore, cannot reasonably project our GAAP net income (loss). We, therefore, cannot provide GAAP guidance, but we do report GAAP results.

As previously announced, the company will no longer provide quarterly guidance.

Conference Call Information:

Chairman and CEO Heath Clarke and CFO Ken Cragun will host a conference call today at 5 p.m. ET to discuss the results and outlook. Investors and analysts can participate in the call by dialing 1-877-454-9136 or 1-617-826-1724, passcode # 52776249. To listen to the webcast, or to view the press release, please visit the Investor Relations section of the Local Corporation website at: http://ir.local.com. Institutional investors can access the call via Thomson/CCBN’s password-protected event management site, StreetEvents, at: www.streetevents.com.

The replay can be accessed for approximately one week starting at 7:30 p.m. ET the day of the call by dialing 1-800-585-8367 or 1-404-537-3406, passcode # 52776249. A replay of the webcast will be available for approximately 90 days on the company’s website, starting approximately one hour after the completion of the call.

Android is a trademark of Google, Inc.

IOS is a trademark or registered trademark of Cisco in the U.S. and other countries and is used under license.

About Local Corporation

Local Corporation (NASDAQ:LOCM) is a leading online local media company that connects brick-and-mortar businesses with over a million online and mobile consumers each day using a variety of innovative digital marketing products. To advertise, or for more information, visit: http://www.localcorporation.com.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words or expressions such as ‘anticipate,’ ‘believe,’ ‘estimate,’ ‘plans,’ ‘expect,’ ‘intend,’ ‘project,’ ‘forecast,’ ‘potential,’ ‘feel’ and similar expressions and phrases are intended to identify such forward-looking statements. Any forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, our advertising partners paying less revenue per click and revenues to us for our search results, our ability to purchase advertising from third parties to drive users to our sites, including at a profit, our ability to adapt our business following the shifts in our monetization partners, our ability to monetize the Local.com domain, including at a profit, our ability to retain a monetization partner for the Local.com domain and other web properties under our management that allows us to operate profitably, our ability to develop, market and operate our local-search technologies, our ability to market the Local.com domain as a destination for consumers seeking local-search results, our ability to adapt to policy changes promulgated by our advertising partners and traffic acquisition partners, our ability to grow our business by enhancing our local-search services, including through businesses we acquire, the integration and future performance of our Spreebird business and our Krillion business, the possibility that the information and estimates used to predict anticipated revenues and expenses associated with the businesses we acquire are not accurate, difficulties executing integration strategies or achieving planned synergies, the possibility that integration costs and go-forward costs associated with the businesses we acquire will be higher than anticipated, the possibility of impairment of assets associated with the businesses we have acquired, our ability to successfully expand our sales channels for new and existing products and services, our ability to increase the number of businesses that purchase our advertising products, our ability to successfully bill our monthly subscription customers, our ability to expand our advertiser and distribution networks, our ability to integrate and effectively utilize our acquisitions’ technologies, our ability to develop our products and sales, marketing, finance and administrative functions and successfully integrate our expanded infrastructure, as well as our dependence on major advertisers, competitive factors and pricing pressures, changes in legal and regulatory requirements, and general economic conditions. Any forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph. Unless otherwise stated, all site traffic and usage statistics are from third-party service providers engaged by the company.

Our most recent Annual Report on Form 10-K, recent Current Reports on Form 8-K and Form 8-K/A, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

Non-GAAP Financial Measures

This press release includes the non-GAAP financial measure of “Adjusted EBITDA” which we define as net income (loss) excluding: provision for income taxes; interest and other income (expense), net; depreciation; amortization; stock based compensation charges; gain or loss on warrant revaluation; net income (loss) from discontinued operations; gain on sale of Rovion; impairment charges; LEC receivables reserve; finance related charges; accrued lease liability; and severance charges. Adjusted EBITDA, as defined above, is not a measurement under GAAP. Adjusted EBITDA is reconciled to net income (loss) which we believe is the most comparable GAAP measure. A reconciliation of net income (loss) to Adjusted EBITDA is set forth at the end of this press release.

Management believes that Adjusted EBITDA provides useful information to investors about the company’s performance because it eliminates the effects of period-to-period changes in income from interest on the company’s cash and marketable securities, expense from the company’s financing transactions and the costs associated with income tax expense, capital investments, stock-based compensation expense, LEC receivables reserve, warrant revaluation charges; finance related charges; accrued lease liability; and severance charges which are not directly attributable to the underlying performance of the company’s business operations. Management uses Adjusted EBITDA in evaluating the overall performance of the company’s business operations.

A limitation of non-GAAP Adjusted EBITDA is that it excludes items that often have a material effect on the company’s net income and earnings per common share calculated in accordance with GAAP. Therefore, management compensates for this limitation by using Adjusted EBITDA in conjunction with net income (loss) and net income (loss) per share measures. The company believes that Adjusted EBITDA provides investors with an additional tool for evaluating the company’s core performance, which management uses in its own evaluation of overall performance, and as a base-line for assessing the future earnings potential of the company. While the GAAP results are more complete, the company prefers to allow investors to have this supplemental metric since, with reconciliation to GAAP; it may provide greater insight into the company’s financial results. The non-GAAP measures should be viewed as a supplement to, and not as a substitute for, or superior to, GAAP net income (loss) or earnings (loss) per share.

This press release also includes the non-GAAP measure of “Network revenue ex-TAC” which we define as GAAP network revenue less traffic acquisition cost. Network revenue ex-TAC, as defined above, is not a measurement under GAAP. Network revenue ex-TAC is reconciled to GAAP network revenue which we believe is the most comparable GAAP measure. A reconciliation of GAAP network revenue to Network revenue ex-TAC is set forth at the end of this press release.

Management believes that Network revenue ex-TAC provides useful information to investors about the company’s performance because it eliminates the costs associated with acquiring traffic to our Network websites, which we pay to our Network publisher partners and which can vary, as new partners are added or as we experience attrition in our partners. Management uses Network revenue ex-TAC as a means of evaluating the overall performance of the company’s Network business.

A limitation of non-GAAP Network revenue ex-TAC is that it excludes a portion of our Revenue that is material to the calculation of the Company’s overall Revenue. Therefore, management compensates for this limitation by using Network revenue ex-TAC in conjunction with GAAP network revenue. The company believes that Network revenue ex-TAC provides investors with an additional tool for evaluating core performance of the company’s Network business, which management uses in its own evaluation of Network’s performance. While the GAAP results are more complete, the company prefers to allow investors to have this supplemental metric since, with reconciliation to GAAP; it may provide greater insight into the company’s financial results. The non-GAAP measures should be viewed as a supplement to, and not as a substitute for, or superior to GAAP network revenue.

# # #

Investor Relations and Media Relations Contact:

Cameron Triebwasser

Local Corporation

949-789-5223

ctriebwasser@local.com

LOCAL CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except par value)

(Unaudited)

	March 31, 2013	December 31, 2012

ASSETS
Current assets:
Cash	$3,067	$3,696
Restricted cash	42	42
Accounts receivable, net of allowances of $64 and $250, respectively	10,716	10,618
Note receivable	269	319
Prepaid expenses and other current assets	1,007	648

Total current assets	15,101	15,323
Property and equipment, net	6,462	6,769
Goodwill	21,850	21,850
Intangible assets, net	3,607	3,932
Long term receivable, net of allowances of $1,710 and 1,710, respectively	1,579	1,585
Escrow receivable	390	390
Deposits	68	58

Total assets	$49,057	$49,907

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,684	$8,367
Accrued compensation	1,332	829
Deferred rent	642	452
Warrant liability	—	5
Other accrued liabilities	1,558	1,315
Revolving line of credit	9,042	10,000
Deferred revenue	243	203

Total current liabilities	22,501	21,171

Deferred income taxes	302	302

Total liabilities	22,803	21,473

Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.00001 par value; 10,000 shares authorized; none issued and outstanding for all periods presented	—	—
Common stock, $0.00001 par value; 65,000 shares authorized; 22,844 and 22,172 issued and outstanding, respectively	—	—
Additional paid-in capital	123,209	122,036
Accumulated deficit	(96,955)	(93,602)

Stockholders’ equity	26,254	28,434

Total liabilities and stockholders’ equity	$49,057	$49,907

LOCAL CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2013	2012
Revenue	$21,755	$25,032

Costs and expenses:
Cost of revenues	15,631	17,345
Sales and marketing	3,577	5,795
General and administrative	2,947	2,385
Research and development	1,719	1,182
Amortization of intangibles	325	924

Total operating expenses	24,199	27,631

Operating loss	(2,444)	(2,599)
Interest and other income (expense), net	(842)	(97)
Change in fair value of warrant liability	5	(58)

Loss from continuing operations before income taxes	(3,281)	(2,754)
Provision for income taxes	72	55

Net loss from continuing operations	(3,353)	(2,809)
Income (loss) from discontinued operations (net of taxes)	—	(393)

Net loss	$(3,353)	$(3,202)

Per share data:
Basic net loss per share from continuing operations	$(0.15)	$(0.13)

Basic net income (loss) per share from discontinued operations	$—	$(0.02)

Basic net loss per share	$(0.15)	$(0.14)

Diluted net loss per share from continuing operations	$(0.15)	$(0.13)

Diluted net income (loss) per share from discontinued operations	$—	$(0.02)

Diluted net loss per share	$(0.15)	$(0.14)

Basic weighted average shares outstanding	22,564	22,083
Diluted weighted average shares outstanding	22,564	22,083

LOCAL CORPORATION

Supplemental Consolidated Statements of Operations Information

Stock-based Compensation Expense

(in thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2013	2012
Cost of revenues	$28	$20
Sales and marketing	143	318
General and administrative	290	336
Research and development	82	53

Total stock-based compensation expense	$543	$727

Basic and diluted net stock-based compensation expense per share	$0.02	$0.03

*- Excludes impact of discontinued operations.

LOCAL CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Three Months Ended March 31,
	2013	2012
Cash flows from operating activities:
Net loss	$(3,353)	$(3,202)
Adjustments to reconcile net loss to cash (used in) provided by operating activities:
Depreciation and amortization	1,267	1,925
Stock-based compensation expense	543	771
Loss on exchange of warrants	723	—
Revaluation of warrants	(5)	58
Changes in operating assets and liabilities:
Accounts receivable	(98)	(864)
Long term receivable	6	(50)
Note receivable	50	62
Prepaid expenses and other	(359)	(10)
Other non-current assets	(10)	—
Accounts payable and accrued liabilities	2,253	(1,226)
Deferred revenue	40	(59)

Net cash (used in) provided by operating activities	1,057	(2,595)

Cash flows from investing activities:
Capital expenditures	(635)	(972)
Restricted Cash	—	(42)

Net cash used in investing activities	(635)	(1,014)

Cash flows from financing activities:
Proceeds from exercise of options	1	2
Payment of financing related cost	(94)	—
Payment of revolving credit facility	(958)	—

Net cash (used in) provided by financing activities	(1,051)	2

Net (decrease) increase in cash	(629)	(3,607)
Cash, beginning of period	3,696	10,394

Cash, end of period	$3,067	$6,787

Supplemental Cash Flow Information:
Interest paid	$118	$142

Income taxes paid	$—	$7

LOCAL CORPORATION

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,		Three Months Ended December 31,
	2013	2012	2012
Net loss	$(3,353)	$(3,202)	$(7,891)
Less interest and other income (expense), net	842	97	100
Plus provision (benefit) for income taxes	72	55	(9)
Plus amortization of intangibles	324	924	494
Plus depreciation	943	860	1,100
Plus stock-based compensation	543	727	701
Less revaluation of warrants	(5)	58	(30)
Plus net loss from discontinued operations	—	393	201
Plus LEC reserve	—	—	1,407
Less gain on sale of Rovion	—	—	(1,458)
Plus Spreebird impairment charge	—	—	4,100
Plus finance related charges	236	—	—
Plus accrual for lease liability	256	—	—
Plus severance charges	747	95	361

Adjusted EBITDA	$605	$7	$(924)

Diluted Adjusted EBITDA per share	$0.03	$0.00	$(0.04)

Diluted weighted average shares outstanding	22,687	22,219	22,131

RECONCILIATION OF GAAP REVENUE TO REVENUE EX-TAC

(in thousands)

(Unaudited)

	Three Months Ended March 31,		Three Months Ended December 31,
	2013	2012	2012
Network GAAP Revenue	$8,283	$4,214	$7,636
Less Traffic Acquisition Cost	4,208	1,556	3,738

Network Revenue ex-TAC	$4,075	$2,658	$3,898